UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 30, 2016
Diamond Resorts International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35967	46-1750895
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-684-8000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, Diamond Resorts International, Inc. (the “Company”) and its indirect wholly-owned subsidiary, Diamond Resorts Kona Development, LLC (“Buyer”), entered into an Agreement for the Purchase and Sale of Property dated as of July 28, 2015, as amended by a First Amendment dated February 25, 2016 (collectively, the “Agreement”), with Hawaii Funding LLC (“Seller”), an affiliate of Och-Ziff Real Estate.

On June 30, 2016, the Company and Buyer entered into a Second Amendment to the Agreement (the “Second Amendment”) with the Seller, extending the Feasibility Period and the Termination Outside Date, each as defined in the Agreement, to August 1, 2016 and August 8, 2016, respectively. As a condition to the effectiveness of the Amendment and as consideration for the extension of the Feasibility Period, Buyer agreed to pay to Seller a fee of $100,000. The description of the Amendment set forth above is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
d) Exhibits

Exhibit No.	Description

10.1
Second Amendment to Agreement for the Purchase and Sale of Property, dated as of June 30, 2016, by and between Hawaii Funding LLC, Diamond Resorts Kona Development, LLC and Diamond Resorts International, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Resorts International, Inc.
July 6, 2016	By: /s/ Jared T. Finkelstein Name: Jared T. Finkelstein Title: Senior Vice President-General Counsel and Secretary